UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

February 2016 Letter of Intent. On February 8, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company entered into a non-binding letter of intent (the “February 2016 LOI”) pursuant to which Coca-Cola Refreshments USA, Inc., a wholly-owned subsidiary of The Coca-Cola Company (“CCR”), will grant the Company certain exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed products in certain territories currently served by CCR in northern Ohio and northern West Virginia (the “February 2016 LOI Territories”) and sell to the Company a regional manufacturing facility located in Twinsburg, Ohio (the “Twinsburg Facility”) and related manufacturing assets (collectively, the “Twinsburg Facility Transaction”). The major markets that would be served as part of the expansion contemplated by the February 2016 LOI include Akron, Elyria, Toledo, Willoughby and Youngstown County, Ohio. A copy of the Company’s news release, dated February 9, 2016, announcing the February 2016 LOI Territories transactions and the Twinsburg Facility Transaction is filed as Exhibit 99.1 hereto.

The expansion of the Company’s distribution territory and the acquisition of the Twinsburg Facility contemplated by the February 2016 LOI represent the latest contemplated series of territory expansion transactions and manufacturing facility acquisitions between the Company, CCR and The Coca-Cola Company.

The exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed products in the February 2016 LOI Territories will be granted to the Company by CCR pursuant to a comprehensive beverage agreement (the “CBA”) substantially in the form attached as Exhibit 1.1 to the territory conversion agreement entered into by the Company, CCR and The Coca-Cola Company on September 23, 2015, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2015 (the “September 2015 Form 8-K”) and filed as Exhibit 10.1 thereto.

Pursuant to the February 2016 LOI, CCR will also sell, transfer and assign to the Company exclusive rights for the distribution, promotion, marketing and sale in the February 2016 LOI Territories of various cross-licensed brands currently distributed by CCR in the February 2016 LOI Territories, subject to the consent of the third-party brand owners. CCR will also sell to the Company certain of CCR’s distribution assets and the working capital associated therewith, as may be necessary to distribute, promote, market and sell both The Coca-Cola Company-owned and -licensed products and the cross-licensed branded products in the February 2016 LOI Territories. The Company will pay to CCR at each closing for February 2016 LOI Territories a cash amount that reflects the agreed value of the exclusive rights to distribute, promote, market and sell in the February 2016 LOI Territories the cross-licensed branded products and the net book value of the distribution assets and working capital associated with the distribution, promotion, marketing and sale of both The Coca-Cola Company-owned and -licensed products and the cross-licensed brands in the February 2016 LOI Territories. The Company will also agree in each CBA entered into at a closing for February 2016 LOI Territories to make periodic sub-bottling payments to CCR on a continuing basis after closing for the grant of exclusive rights in the applicable territory for The Coca-Cola Company-owned and -licensed products.

The rights for the manufacture, production and packaging of Covered Beverages (as such term is defined in the CBA) using cold-fill technology at the Twinsburg Facility will be granted to the Company by The Coca-Cola Company pursuant to a final form of regional manufacturing agreement (the “Final RMA”) substantially in the form included as Schedule 9.4 to the initial regional manufacturing agreement entered into by the Company and The Coca-Cola Company on January 29, 2016 (the “Initial RMA”). An earlier form draft of the Final RMA was included as Schedule 9.4 to an earlier form draft Initial RMA included as Exhibit B to the non-binding letter of intent entered into by the Company and The Coca-Cola Company on September 23, 2015 (the “September 2015 LOI”) and filed as Exhibit 99.2 to the September 2015 Form 8-K. The Final RMA attached to the Initial RMA, while in large part similar to the form agreement included as Schedule 9.4 to the form initial regional manufacturing agreement attached to the September 2015 LOI, contains certain updates and negotiated changes to that form agreement. The Company will file the Initial RMA as an exhibit to its next Quarterly Report on Form 10-Q.

The Company will pay to CCR at the closing of the Twinsburg Facility Transaction a cash amount that reflects the agreed value of the rights to manufacture, produce and package the cross-licensed branded products at the Twinsburg Facility and the net book value of the manufacturing assets and working capital associated with the manufacture, production and packaging of both The Coca-Cola Company-owned and –licensed products and the cross-licensed brands at the Twinsburg Facility, subject to a cost of goods adjustment and additional adjustments and true-up processes to be agreed upon by the parties.

The February 2016 LOI addresses several other matters related to the ongoing expansion of the Company’s distribution territories, the acquisition of the Twinsburg Facility and the implementation of the national product supply system, including the current intentions of the Company and The Coca-Cola Company with respect to (i) the form of finished goods supply agreement for finished goods sourced from the Twinsburg Facility, (ii) the form of finished goods supply agreement to govern the supply of finished goods from CCR for the February 2016 LOI Territories, (iii) an information technology platform they plan to implement throughout the February 2016 LOI Territories, (iv) a binding system governance they expect to become fully effective during 2016 throughout all of the geographic territories served by the Company, and (v) the process pursuant to which the Company will be provided opportunities to participate economically in the existing business of The Coca-Cola Company in the United States involving non-direct store delivery of products and future non-direct store delivery of products and/or business models developed by The Coca-Cola Company.

The proposed transactions described in the February 2016 LOI will be subject to the terms of a definitive purchase and sale agreement with respect to the distribution territory transactions and a definitive purchase and sale agreement with respect to the Twinsburg Facility Transaction. The Company anticipates that these definitive agreements will be executed by the end of 2016 and that the closings of the transactions will be completed in 2017. The Company’s expectations are subject to change, however, based on the parties’ discussions, changing business conditions and other future events and uncertainties. In addition to the negotiation and execution of the definitive agreements, the February 2016 LOI sets forth certain customary conditions to closings of the transactions described in the February 2016 LOI, as well as a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to such closings and/or to be addressed in the definitive agreements.

The foregoing description of the February 2016 LOI is a summary thereof and is qualified in its entirety by the February 2016 LOI (including any exhibits thereto), which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Balance of Proposed Territory Expansion. The Company also continues working towards closing the remainder of the distribution territory expansion transactions contemplated by the definitive asset purchase agreement entered into on September 23, 2015, as described in the September 2015 Form 8-K and filed as Exhibit 2.1 thereto and the remainder of the manufacturing facility acquisitions contemplated by the definitive asset purchase agreement entered into on October 30, 2015, as described in the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2015 and filed as Exhibit 2.1 thereto. In addition, the Company is continuing to work towards definitive agreements with The Coca-Cola Company and CCR for the remainder of the proposed distribution territory expansion transactions described in the non-binding letter of intent entered into on May 12, 2015, as described in the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2015 and filed as Exhibit 99.1 thereto, including remaining distribution territories in central and southern Ohio, northern Kentucky and parts of Indiana and Illinois, and for the remainder of the proposed manufacturing facility acquisitions contemplated by the September 2015 LOI, as described in the September 2015 Form 8-K, including three regional manufacturing facilities located in Indianapolis and Portland, Indiana and Cincinnati, Ohio. There is no assurance, however, that the parties will enter into such definitive agreements.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the SEC on March 30, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

99.1	News Release, dated February 9, 2016.	Filed herewith.

99.2	Letter of Intent, dated February 8, 2016, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: February 9, 2016	By:	/s/ James E. Harris
James E. Harris Senior Vice President, Shared Services and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Earliest Event Reported: February 8, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

99.1	News Release, dated February 9, 2016.	Filed herewith.

99.2	Letter of Intent, dated February 8, 2016, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.